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                                                                    EXHIBIT 99.1


WSi INTERACTIVE CORPORATION                    Symbols: CDNX - WIZ   OTC - WIZZF

                                  NEWS RELEASE

MARCH 21, 2000

WSI INTERACTIVE TO SELL STOCKSECRETS.COM TO INTERNETFINANCIALCORP.COM (OTC-IFAN)

Further to WSi's news release of February 4, 2000, WSi is pleased to announce that it is selling its Stocksecrets.com business to Internetfinancialcorp.com ("IFAN"), a US public company the shares of which trade on the OTC Bulletin Board market with ticker symbol "IFAN". Under the terms of the agreement, WSi will receive that number of shares of IFAN equal to 49.9% of the shares issued and outstanding on closing. IFAN currently has 15,000,000 shares issued. IFAN shares closed on Monday, March 20th at $US4.93. WSi's shares will be subject to resale restrictions.

On closing, all of the directors of IFAN shall be nominees of WSi. WSi shall continue to manage the Stocksecrets.com business for IFAN for a fee of $US50,000 per month.

IFAN is a Los Angeles based financial Internet incubator that is aggressively pursuing the acquisition of established financial service companies both traditional and Internet based.

Stocksecrets.com was created in March 1999 to provide financial information to investors across North America. Stocksecrets.com provides investors with detailed information on small cap stocks. With the explosive growth of the Internet since the mid-90's, the Web has become the investor's most powerful tool, and the number of investors turning to the Internet is growing at a rapid pace.

The transaction is subject to various conditions, including the drafting of formal documents and the completion of a $US1 million financing by IFAN.

THE BUSINESS OF WSI

WSI INTERACTIVE CORPORATION is an innovative business development and marketing firm whose objective is to capitalize on direct marketing opportunities on the Internet. WSI builds, manages and markets online businesses in the financial, e-tail and e-commerce, entertainment, and e-advertising sectors.

WSi focuses on early-stage companies where it can add significant value to the investment through a network of relationships and strategic alliances, and uses its experience to help Internet companies build traffic, develop brands, and capitalize on a variety of revenue streams.

In this regard, WSi is modeling itself on CMGI (Nasdaq:CMGI). Like CMGI, WSi started as a direct marketing agency in 1990 and has grown to become a specialist in e-advertising and e-commerce. WSi plans to establish itself as a recognized leader in the Internet economy by creating a one-stop shop for e-commerce, e-advertising, financial information, and entertainment.

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WSi properties include: Medianetsolutions.com, Targetpacks.com,
Westernshores.com, Stocksecrets.com, Yourwinestore.com; Healthcreator.com, Investmentworldnews.com, and several others.

To receive information on WSi by e-mail or fax, please forward your Internet address / fax # to:
 info@ws-i.com / fax: 1-877-499-5806.

For fax requests, please complete the following:

NAME:         ______________________________________________

COMPANY:      ______________________________________________

E-MAIL:       ______________________________________________

PHONE#:       ______________________________________________

FAX#:         ______________________________________________

Send by:      E-mail or fax:   yes / no.      E-mail only:    yes / no

Toll free:    1-888-388-4636
Fax:          1-877-499-5806

Website:  www.ws-i.com

ON BEHALF OF THE COMPANY

"Theo Sanidas"

Theo Sanidas, President

This news release may contain forward-looking statements that involve risks and uncertainties, including the impact of competitive products and pricing, and general economic conditions as they affect the Company's clients. Actual results and developments may therefore differ materially from those described in this release. No regulatory authority has reviewed or accepted any responsibility for the adequacy or accuracy of the contents of this release.